EXHIBIT 5.1

                  Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP
                          425 Market Street, 26th Floor
                             San Francisco, CA 94105



  May 14, 2007

Intraop Medical Corporation
570 Del Rey Avenue
Sunnyvale, CA  94086

      Re:  Intraop Medical Corporation (the "Company")
           - Registration  Statement on Form S-8 for
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           Offering an Aggregate of 3,597,000 Shares of Common Stock
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Gentlemen:

     We refer to your registration on Form S-8 to be filed on May 14, 2007 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), registering 3,597,000 shares of the Company's Common Stock, $0.001 par value per share (the "Shares"), authorized for issuance under the Company's 2005 Equity Incentive Plan (the "Plan").


     We have reviewed the Registration Statement and such other documents and records of the Company and other documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued, sold and deliverd in accordance with the terms of the Plan and the provisions of the option agreements under the Plan, and in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable.

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     We hereby consent to the filing of this opinion with the Securities and
Exchange Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in a category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                           Very truly yours,

                           /s/ Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP
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                           Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP